Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-193357), the Registration Statement on Form S-3 (No. 333-181820) and on Form S-8 (No. 333-171333) of QR Energy, LP of our reports dated March 3, 2014 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston,  Texas

March 3, 2014